                                  SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



Filed by Registrant                         [X]
Filed by a Party other than the
Registrant                                  [ ]

Check the appropriate box:


[ ]   Preliminary Proxy Statement
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12
[ ] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))



                           THERAPEUTIC ANTIBODIES INC.
                  (Name of Registrant as Specified in Charter)

   --------------------------------------------------------------------------
  (Name of Person(s) Filing the Proxy Statement, if other than the Registrant)


Payment of Filing Fee (check the appropriate box):


[X]   No Fee Required.

[ ]   Fee computed on table below per Exchange Act Rule 14a-6(i)(1) and 0-11.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

                          THERAPEUTIC ANTIBODIES INC.
                             1207 17TH AVENUE SOUTH
                                   SUITE 103
                           NASHVILLE, TENNESSEE 37212


     THIS DOCUMENT IS IMPORTANT AND NEEDS YOUR IMMEDIATE ATTENTION. WHEN CONSIDERING WHAT ACTION TO TAKE YOU ARE RECOMMENDED TO CONTACT YOUR STOCKBROKER, BANK MANAGER, ATTORNEY, SOLICITOR, ACCOUNTANT OR OTHER INDEPENDENT INVESTMENT ADVISER. YOUR ATTENTION IS DRAWN TO THE RESOLUTION TO APPROVE AND AUTHORIZE THE COMPANY TO FILE THE CERTIFICATE OF AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, THE PRINCIPAL TERMS OF WHICH ARE DESCRIBED IN THE PROXY STATEMENT.



                                                                October 26, 1998


TO THE SHAREHOLDERS OF THERAPEUTIC ANTIBODIES INC.:


     On behalf of the Board of Directors and management, I invite you to attend the Special Meeting of Shareholders of Therapeutic Antibodies Inc. (the "Company") to be held on November 6, 1998 at 8:00 a.m., Nashville Time, at the offices of Waller Lansden Dortch & Davis, PLLC, located at 511 Union Street, Suite 2100, Nashville, Tennessee 37219.


     The notice of meeting and proxy statement accompanying this letter describe the specific business to be acted upon.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND IN PERSON, YOU ARE REQUESTED TO MARK, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD.


     If you have sold or transferred all of your Therapeutic Antibodies Inc. Common Stock, please deliver this document to the purchaser or transferee or to the agent through whom the sale or transfer of shares was executed, for delivery to the purchaser or transferee.


                                          Sincerely yours,

                                          Martin S. Brown
                                          Secretary

                                   IMPORTANT

                COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD
                            AND RETURN IT PROMPTLY.

                          THERAPEUTIC ANTIBODIES INC.
                             1207 17TH AVENUE SOUTH
                                   SUITE 103
                           NASHVILLE, TENNESSEE 37212

                         ------------------------------

                    NOTICE OF SPECIAL SHAREHOLDERS' MEETING

                                OCTOBER 26, 1998


                         ------------------------------


     Notice is hereby given that a Special Meeting of Shareholders of Therapeutic Antibodies Inc. (the "Company") will be held on November 6, 1998, at 8:00 a.m., Nashville Time, at the offices of Waller Lansden Dortch & Davis, PLLC, located at 511 Union Street, Suite 2100, Nashville, Tennessee 37219, for the following purposes:


     AS SPECIAL BUSINESS:

     To consider and, if acceptable, to pass the following resolution which will be proposed as an Ordinary Resolution:


                To approve and authorize the Company to file the Certificate of Amendment to the Company's Amended and Restated Certificate of Incorporation, the principal terms of which are described in the Proxy Statement.


     Shareholders of record at the close of business on September 16, 1998 are entitled to notice of and to vote at the Special Shareholders' Meeting.

                                          By order of the Board of Directors

                                          Martin S. Brown
                                          Secretary


Dated: October 26, 1998


                                   IMPORTANT

     WHETHER YOU EXPECT TO ATTEND THE MEETING OR NOT, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENVELOPE PROVIDED.

                          THERAPEUTIC ANTIBODIES INC.
                                PROXY STATEMENT

INFORMATION CONCERNING THE SOLICITATION


     This statement is furnished in connection with the solicitation of proxies to be used at a Special Meeting of Shareholders of Therapeutic Antibodies Inc. (the "Company") to be held on November 6, 1998 at 8:00 a.m., Nashville Time, at the offices of Waller Lansden Dortch & Davis, PLLC, located at 511 Union Street, Suite 2100, Nashville, Tennessee 37219, and at any adjournment or adjournments thereof. This Proxy Statement and the accompanying form of proxy are first being mailed or given to shareholders of the Company on or about October 26, 1998.


     Shareholders are urged to sign the enclosed form of proxy and return it promptly in the envelope enclosed for that purpose. Proxies will be voted in accordance with the shareholders' directions. If no directions are given, proxies will exercise their discretion as to whether, and if so, how they vote on all matters to properly come before the meeting. The Board of Directors is not aware of any matters other than that described herein which may be presented for action at the meeting.


     To be effective, a proxy card must be received prior to the Special Meeting. A proxy may be revoked at any time prior to the voting thereof by written request to the Company at 1207 17th Avenue South, Suite 103, Nashville, Tennessee 37212, Attention: Martin S. Brown, Secretary. A proxy may also be revoked by submission to the Company of a more recently dated proxy. The giving of a proxy will not affect the right of the shareholders to attend the meeting and vote in person. A shareholder may revoke a proxy by attending the Special Meeting and voting in person.


     The close of business on September 16, 1998 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Special Meeting. On that date there were 23,366,658 shares of Common Stock outstanding. Each share has one vote. The Common Stock of the Company is the only outstanding voting stock. References herein to the "Company," include Therapeutic Antibodies Inc. and its subsidiaries.

                      APPROVAL OF CERTIFICATE OF AMENDMENT
                        TO CERTIFICATE OF INCORPORATION

REASONS FOR AMENDMENT


     The Company is seeking shareholder approval of an amendment to the Company's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") to increase the number of authorized shares of Common Stock (the "Amendment").



     The Company is planning an (pound)11.5 million (US$19.3 million) refinancing by way of the issue of 28,690,561 shares of its Common Stock of US$0.001 each (the "New Shares"). The refinancing is proposed to consist of the placing of 21,300,000 New Shares (the "Placing") at a price of (pound)0.40 (US$.67) per share (the "Placing Price"), and the conversion of US$2.0 million Series A Preferred Stock (as defined below) issued by the Company together with accrued dividends thereon into 2,995,692 New Shares at the Placing Price and the conversion of US$2.9 million loan notes issued by the Company into 4,394,869 New Shares at the Placing Price (the "Conversions").



     The Placing will raise approximately (pound)7.5 million (US$12.7 million) net of expenses. In connection with the Conversions, the Company has entered into agreements with the holders of US$2.375 million of the Subordinated Promissory Notes issued by the Company between June and August 1998 (the "1998 Notes"), to convert these, together with US$107,363 of accrued interest, into 3,658,058 New Shares at the Placing Price, and with an officer of the Company to convert US$0.5 million of a US$1.0 million of loan notes issued by the Company into 736,811 New Shares at the Placing Price. The repayment of the remaining US$0.5 million to that officer has been deferred until December 31, 2000. Furthermore, Panmure Gordon & Co. Limited has given notice in respect of its conversion rights over the US$2.0 million Series A Preferred Stock issued to it in September 1998(together with accrued dividends thereon) to convert it into 2,995,692 New Shares at the Placing Price conditional on admission of the New Shares to the Official List of the London Stock Exchange. Further details of the Series A Preferred Stock are contained below under the heading "Series A Preferred Stock." The Series A Preferred Stock was issued to cover the Company's short-term financial requirements while the Placing and Conversions are completed.



     The proceeds of the Placing will be used primarily to fund the ongoing development of the Company's products, and to repay the remaining US$1.65 million of the 1998 Notes.



     The Placing is being carried out without making a pre-emptive offer to existing shareholders because the Delaware General Corporation Law does not include such a requirement and making a pre-emptive offer would require registration of the New Shares under the United States Securities Act of 1933, as amended, which would involve additional costs to the Company.



     The Company's Certificate of Incorporation currently authorizes 39,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock, of which 100 shares have been designated as Series A Convertible Redeemable Preferred Stock (the "Series A Preferred Stock"). At October 26, 1998, the Company had 23,366,658 shares of Common Stock and 100 shares of Series A Preferred Stock outstanding, and another 3,842,665 shares of Common Stock were reserved for issuance upon the exercise of outstanding options and warrants. In order to complete the Placing and the Conversions, the Company's Certificate of Incorporation must authorize a sufficient number of shares of Common Stock for issuance upon completion of the Placing and the Conversions. Accordingly, the Board of Directors of the Company has determined that it is in the best interests of the Company to seek shareholder approval of an increase in the number of authorized shares of Common Stock at the Special Meeting. On August 13, 1998, the Board of Directors approved the proposed Certificate of Amendment to the Company's Amended and Restated Certificate of Incorporation, as further described below.



FINANCIAL POSITION OF THE COMPANY



     THE NEW SHARES ARE BEING ISSUED AT A DISCOUNT OF 52.9 PERCENT TO THE MID-MARKET PRICE OF THE SHARES OF COMMON STOCK OF THE COMPANY AS REPORTED ON THE LONDON STOCK EXCHANGE OFFICIAL DAILY LIST AT THE CLOSE OF BUSINESS ON OCTOBER 23, 1998. SUBSCRIBERS FOR THE NEW SHARES COULD NOT BE PROCURED AT A LEVEL IN EXCESS OF THAT PRICE. THE PLACING HAS BEEN FULLY UNDERWRITTEN BY PANMURE GORDON & CO. LIMITED. THE DIRECTORS ARE OF THE OPINION THAT FOLLOWING THIS FUNDRAISING THE COMPANY WILL HAVE SUFFICIENT FUNDS TO ALLOW IT TO CONTINUE IN BUSINESS AND TO REACH THE COMMERCIAL LAUNCH OF SEVERAL OF ITS PRODUCTS AND ACCORDINGLY REACH THE POINT AT WHICH ITS REVENUES CAN SUSTAIN ONGOING PRODUCT DEVELOPMENT. THE COMMERCIAL LAUNCH OF PRODUCTS IS DEPENDENT UPON SATISFACTORY CLINICAL AND REGULATORY DEVELOPMENT, AND IN THE CASE OF THOSE PRODUCTS WHICH DO NOT YET HAVE MARKETING PARTNERS, UPON ENTERING INTO COMMERCIAL COLLABORATIONS, BOTH OF WHICH THE DIRECTORS BELIEVE WILL BE ACHIEVED. THE DIRECTORS HAVE EXHAUSTED ALL OTHER METHODS OF SUITABLE FINANCING AND BELIEVE THAT THE PLACING AT THIS PRICE IS THE ONLY METHOD BY WHICH THE COMPANY IS ABLE TO RAISE THE FUNDS REQUIRED FOR ITS CONTINUED OPERATIONS. UNLESS THE AMENDMENT IS APPROVED BY THE COMPANY'S SHAREHOLDERS AT THE SPECIAL MEETING, THE PLACING CANNOT BE COMPLETED, AS IT IS CONDITIONAL UPON THE INCREASE IN THE COMPANY'S AUTHORIZED SHARE CAPITAL, AND THE COMPANY WILL NOT HAVE SUFFICIENT FUNDS TO CONTINUE OPERATIONS. THE DIRECTORS BELIEVE THAT IN THE ABSENCE OF THE PLACING THEY WOULD HAVE TO TAKE ACTION TO PROTECT THE COMPANY FROM ITS CREDITORS THROUGH FORMAL INSOLVENCY PROCEEDINGS, OR PURSUE ALTERNATIVE COURSES OF ACTION WHICH MAY RESULT IN THERE BEING NEGLIGIBLE REMAINING SHAREHOLDER VALUE.



     The Company is of the opinion that taking account of the net proceeds of the Placing and existing cash resources, the Company will have sufficient working capital for its present requirements.


AMENDMENT TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION


     The Company's Certificate of Incorporation currently authorizes the issuance of 39,000,000 shares of Common Stock, par value $0.001 per share, and 1,000,000 shares of Preferred Stock, par value $0.01 per share. On August 13, 1998, the Board of Directors of the Company approved the Amendment to increase the number of authorized shares of Common Stock to 59,000,000, which is an increase of 51.3 percent over the current number of authorized shares of Common Stock.



SERIES A PREFERRED STOCK



     Panmure Gordon & Co. Limited, as the holder of the Series A Preferred Stock, is entitled to dividends at the rate of 15% per annum. Any portion of the Series A Preferred Stock can be converted into shares of Common Stock at any time prior to redemption, at a price being the lower of the price at which the Company's Common Stock is traded on the London Stock Exchange, or the price at which the Company sells shares of Common Stock in any placements taking place after the date of issue of the Series A Preferred Stock. Upon either the redemption or conversion of the Series A Preferred Stock, the holder is entitled to receive a warrant to purchase up to 200,000 shares of Common Stock at an exercise price equal to the lower of (i) the average middle market quotation of a share of Common Stock as reported on the London Stock Exchange Daily Official List for the 5 trading days ending on the day immediately preceding the date of issue of the warrant and (ii) the price at which the Company issues shares of Common Stock in any placement consummated after the date of the stock purchase agreement and prior to or on the same date as the issuance of the warrant.



     In the event of the liquidation, dissolution or winding up of the Company, the holders of the Series A Preferred Stock are entitled to a preferential distribution equal to US$20,000 per share, plus the amount of any accrued but unpaid dividends.



     All outstanding shares of the Series A Preferred Stock must be redeemed by the Company on the earlier of 90 days from the date of issuance or closing of any placement by the Company of debt or equity securities, for an amount equal to US$20,000 per share plus accrued but unpaid dividends.


REQUIRED VOTE


     Shareholder approval of the Amendment is required by the terms of the Company's Certificate of Incorporation and by Delaware law. Adoption of the Amendment is conditional on the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Special Meeting. In the event you do not return a proxy card, the effect will be a vote against the Amendment.



     The foregoing is intended to be a description of the principal features of the Amendment and is qualified in its entirety by reference to the complete text of the Certificate of Amendment to Amended and Restated Certificate of Incorporation, a copy of which will be available for inspection at the Special Meeting. A copy of the Certificate of Amendment is also available from the Company upon request, or may be inspected at the principal office of the Company at 1207 17th Avenue South, Suite 103, Nashville, Tennessee 37212 or at the other locations specified below under the heading "Documents Available For Inspection" during normal business hours on any weekday (Saturdays, Sundays and public holidays excepted) from the date of this document until the Special Meeting and at the place of the Special Meeting fifteen minutes before the meeting and during the meeting. See, "General Information" below.



RECOMMENDATION



     The Board of Directors considers the Placing, the Conversions and the Amendment to be in the best interests of the Company and its shareholders as a whole. Accordingly, the Directors unanimously recommend that shareholders vote FOR the adoption of the Amendment as they intend to do in respect of their own beneficial holdings amounting, in the aggregate, to 3,652,423 shares of Common Stock, representing 15.6 percent of the Company's current issued share capital.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


     The following table sets forth the number of shares held beneficially, directly or indirectly, as of October 16, 1998, by (i) all beneficial owners of more than 3% of the Company's Common Stock, (ii) all directors and Named Executive Officers of the Company, and (iii) all directors and executive officers as a group, together with the percentage of the outstanding shares which such ownership represents.



                                                                AMOUNT AND
                                                                 NATURE OF
                      NAME AND ADDRESS                          BENEFICIAL            PERCENT OF
                    OF BENEFICIAL OWNER                        OWNERSHIP(5)            CLASS(6)
                    -------------------                      -----------------        -----------
Stuart M. Wallis(1).........................................             0                  *
Andrew J. Heath, M.D., Ph.D.(1)(2)..........................        36,500(7)               *
Martin S. Brown(1)(2).......................................     2,880,633(8)           12.2%
Harry G. Browne, M.D.(2)(3).................................       514,122(9)             2.2
A. J. Kazimi(2)(3)..........................................       468,000(10)            1.9
John Landon, M.D.(2)(3).....................................       115,000(11)              *
Tim Chard, M.D.(1)..........................................     1,050,790(12)            4.5
Glyn O. Edwards(2)(4).......................................        17,000(13)              *
All current directors and executive officers as a group
  (five persons)............................................     3,960,899(14)           16.7
Monetary Authority of Singapore.............................     1,241,126                5.3
  54 Lombard Street
  London
  EC3T 3AH
Prudential Portfolio Managers Limited.......................     1,636,900                7.0
  Mariner House
  Pepys Street
  London EC3N 4DA
Schroder Investment Management Limited......................     1,112,686                4.8
  22 Church Street
  Hamilton HM11, Bermuda
Nomura International PLC....................................       977,325                4.2
  Nomura House
  1 St. Martin's LeGrand
  London EC1A 4NP


---------------

* Indicates less than 1% ownership
 (1) The address for Messrs. Wallis, Brown, Heath and Chard is c/o Therapeutic Antibodies Inc., 1207 17th Avenue South, Suite 103, Nashville, Tennessee 37212.
 (2) Named Executive Officers.
 (3) Resigned as an officer and as a director of the Company effective August 31, 1998.
 (4) Resigned as an officer of the Company effective June 1, 1998.
 (5) Beneficial ownership is deemed to include shares of the Company's Common Stock which an individual has a right to acquire within 60 days of the date of this Proxy Statement upon the exercise of options. The table includes options granted under the Company's 1990 Stock Incentive Plan and its 1997 Stock Option Plan (collectively, the "Option Plans"). These shares are deemed to be outstanding for the purposes of computing the percentage ownership of that individual but are not deemed outstanding for the purposes of computing the percentage of any other person. Unless otherwise noted in the following footnotes, the persons as to whom information is given had sole voting and investment power over the shares of Common Stock shown as beneficially owned.

 (6) Computation based upon 23,366,658 shares outstanding on October 16, 1998.

 (7) Includes 12,500 shares of Common Stock issuable upon the exercise of outstanding warrants and 9,000 shares of Common Stock issuable upon the exercise of options granted pursuant to the Option Plans.


 (8) Includes 179,804 shares of Common Stock owned by Mr. Brown's spouse, 79,000 shares of Common Stock issuable upon the exercise of warrants outstanding, 6,250 shares of Common Stock registered in the name of the Cockayne Fund, Inc., over which Mr. Brown shares investment control, 170,000 shares of Common Stock issuable upon the exercise of options granted pursuant to the Option Plans, 68,449 shares of Common Stock held in an Individual Retirement Account, and 645,706 shares of Common Stock held by the Atticus Trust of which Mr. Brown is a trustee.


 (9) Includes 110,000 shares of Common Stock issuable upon the exercise of options granted pursuant to the Option Plans, 283,372 shares registered in the name of the Browne Family Trust, 64,750 shares registered in the name of the Browne Children's Trust, and 56,000 shares registered in the name of the Margaret G. Browne Trust, of which Dr. Browne is a trustee.


(10) Includes 190,000 shares of Common Stock issuable upon the exercise of options granted pursuant to the Option Plans.


(11) Represents shares of Common Stock issuable upon the exercise of options granted pursuant to the Option Plans.


(12) Includes 45,000 shares of Common Stock issuable upon the exercise of options granted pursuant to the Option Plans.


(13) Includes 17,000 shares issuable upon the exercise of options granted pursuant to the Option Plans.


(14) Includes 79,000 shares of Common Stock issuable upon the exercise of outstanding warrants and 564,000 shares of Common Stock issuable upon the exercise of options granted pursuant to the Option Plans.


                              GENERAL INFORMATION

SHAREHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

     Shareholder proposals intended to be presented at the 1999 Annual Meeting of Shareholders must be received by the Company at its executive offices at 1207 17th Avenue South, Suite 103, Nashville, Tennessee 37212 no later than December 28, 1998, in order to be included in the proxy statement and form of proxy for that meeting. The deadline for delivering to the Company notice of shareholder proposals, other than proposals to be included in the proxy statement, for the 1999 Annual Meeting of Shareholders will be February 15, 1999, pursuant to Rule 14a-4 under the Securities Exchange Act of 1934. The persons named as proxies in the proxy statement may exercise discretionary authority to vote on any proposals received after such date.

COUNTING OF VOTES

     All matters specified in this Proxy Statement that are to be voted on at the Special Meeting will be by written ballot. Inspectors of election will be appointed to, among other things, determine the number of shares outstanding, the shares represented at the Special Meeting, the existence of a quorum and the authenticity, validity and effect of proxies, to receive votes of ballots, to hear and determine all challenges and questions in any way arising in connection with the right to vote, to count and tabulate all votes and to determine the result. The inspectors of election will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions, however, do not constitute a vote "for" or "against" any matter and thus will be disregarded in the calculation of "votes cast."

     Inspectors of election will treat shares referred to as "broker non-votes" as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any matter as to which the broker has physically indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters).

MISCELLANEOUS

1. The Company's registered office is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, USA. The Company's principal place of business is at 1207 17th Avenue South, Suite 103, Nashville, Tennessee 37212, USA.


2. The solicitation of proxies on the enclosed form is made on behalf of the Board of Directors of the Company. The entire cost of soliciting these proxies will be borne by the Company. In addition to being solicited through the mails, proxies may be solicited personally or by courier service, telephone or telegraph by officers, directors and employees of the Company, who will receive no additional compensation for such activities. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares held of record by such persons, who will be reimbursed for their reasonable expenses incurred in such connection.



3. Application has been made to the London Stock Exchange for the New Shares to be admitted to the Official List and it is expected that the New Shares will be issued and dealings on the London Stock Exchange will commence on November 9, 1998.



4. The New Shares will rank pari passu in all respects with all existing issued Common Stock of the Company.



5. The New Shares will be issued in registered form. It is expected that certificates will be posted in respect of the New Shares by November 11, 1998.



6. The Directors of the Company may by resolution permit the New Shares to be held and transferred in uncertificated form in CREST within a reasonable period if permitted to do so by United Kingdom law and CREST's operator, CREST Co Limited. The Delaware General Corporation Law permits the holding and transfer of shares in uncertificated form.



7. Listing Particulars in relation to the Placing of the New Shares, dated October 26, 1998, are available free of charge from the date of this document until the Special Meeting at the addresses given below.


                        DOCUMENTS AVAILABLE FOR INSPECTION


     Copies of the following documents may be inspected at the offices of Ashurst Morris Crisp of 5 Appold Street, London EC2A 2HA or Waller Lansden Dortch & Davis, A Professional Limited Liability Company, 511 Union Street, Suite 2100, Nashville, Tennessee 37219 and at the offices of TAb London Limited at 14-15 Newbury Street, London EC1A 7HU and at 1207 17th Avenue South, Suite 103, Nashville, Tennessee 37212 during normal business hours on any weekday (Saturdays, Sundays and public holidays excepted) from the date of this document until the Special Meeting:


 (a) the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws of the Company;

(b) the proposed Certificate of Amendment to the Company's Amended and Restated Certificate of Incorporation;


 (c) the audited consolidated accounts of the Company and its subsidiaries for the years ended December 31, 1996 and 1997, being each of the two financial years preceding the publication of this document; and



(d) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 and the most recent Quarterly Reports on Form 10-Q as filed with the SEC.

     Additionally, upon the written request of any record holder or beneficial owner of Common Stock entitled to vote at the Special Meeting, the Company, without charge, will provide a copy of the documents listed above.


                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Martin S. Brown

                                          Secretary

Nashville, Tennessee

October 26, 1998

                                                                     Appendix A

                                   PROXY CARD

                          THERAPEUTIC ANTIBODIES INC.
                        SPECIAL MEETING OF SHAREHOLDERS

                                NOVEMBER 6, 1998


     THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS.


     The undersigned hereby appoints Martin S. Brown and Andrew J. Heath, M.D.,
Ph.D., or either of them, with power of substitution or             , as
Proxy(ies) to vote all stock of Therapeutic Antibodies Inc. owned by the undersigned at the Special Meeting of Shareholders to be held at the offices of Waller Lansden Dortch & Davis, PLLC, located at 511 Union Street, Suite 2100, Nashville, Tennessee 37219, at 8:00 a.m. Nashville Time, on November 6, 1998, and any adjournment thereof, on the following item of business and such other business as may properly come before the meeting.


     THE APPROVAL AND AUTHORIZATION OF THE COMPANY TO FILE THE CERTIFICATE OF AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, THE PRINCIPAL TERMS OF WHICH ARE DESCRIBED IN THE PROXY STATEMENT.


    [ ]  FOR                         [ ]  AGAINST          [ ]  ABSTAIN



     THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THE PROXY DESIGNATED HEREBY WILL EXERCISE HIS OR HER DISCRETION AS TO WHETHER AND, IF SO, HOW TO VOTE ON ALL MATTERS TO PROPERLY COME BEFORE THE MEETING. YOU MAY, BUT ARE NOT REQUIRED TO, APPOINT ANY PERSON, WHETHER OR NOT AFFILIATED WITH THE COMPANY, AS YOUR PROXY. IN THE ABSENCE OF A SPECIFIC DESIGNATION, MARTIN S. BROWN AND ANDREW J. HEATH, M.D., PH.D., OR EITHER OF THEM, WITH POWER OF SUBSTITUTION, SHALL ACT AS YOUR PROXY FOR THE SPECIAL MEETING.


     Please sign, and when signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                                  Dated:                 , 1998
                                                        -----------------

                                                  ------------------------------
                                                  Shareholder Name (Please
                                                  print)

                                                  ------------------------------
                                                  Signature of Shareholder

                                                  ------------------------------
                                                  Signature if held jointly


[ ] I expect to attend the Special Meeting



[ ] I do not expect to attend the Special Meeting


          PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.